REDACTED - OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION AND IS DENOTED HEREIN BY XXXXX.

                                                                   Exhibit 10.51

                             MANUFACTURING AGREEMENT

     THIS MANUFACTURING AGREEMENT (this "Agreement") is made and entered into this 2nd day of April 2002 the ("Agreement Date"), by and between Charles & Colvard Ltd., a corporation formed under the laws of North Carolina, U.S.A., and located at 3800 Gateway Boulevard, Suite 310, Morrisville, North Carolina 27560 ("C&C"), and Jewelnet Corporation, dba K&G Creations, a corporation formed under the laws of Florida and located at 301 Yamato Road, Suite 2150, Boca Raton, Fl 33431 ("JN").

     This agreement will replace all previous agreements between C&C and JN, written or oral, and will be the only effective agreement between the parties.

                                    RECITALS

     C&C is engaged in the business of designing, manufacturing, marketing, and selling finished Charles & Colvard created moissanite jewels made of synthetic silicon carbide ("moissanite jewels"). JN designs, manufactures, and distributes jewelry and loose jewels. The parties wish to enter into a business relationship whereby JN will purchase moissanite jewels from C&C and design, distribute and manufacture jewelry incorporating moissanite jewels.

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

     1.   RIGHTS GRANTED.
          --------------

          (a) C&C agrees to supply JN with moissanite jewels to be used in manufacturing jewelry on the terms and conditions set forth in this Agreement.

          (b) JN shall not, in any way, infringe upon C&C's proprietary rights in the process for producing moissanite jewels or in the finished product, assist any person or entity in any of the foregoing or attempt to grant any other person or entity the right to do so. JN shall have no right whatsoever to receive, review or otherwise use or have access to the process for producing moissanite jewels.

     2.   TERM.
          ----

          Subject to earlier termination pursuant to Section 14 of this Agreement, the Term (the "Term") of this Agreement shall commence as of the Agreement Date and terminate at 11:59 p.m. eastern time in the United States, on December 31, 2006; provided, that this Agreement shall automatically be renewed for successive additional one year terms unless either C&C or JN gives notice to the other party of intent to terminate this Agreement at least 60 days prior to the end of the then-current term.

     3.   DISTRIBUTION AND SALE OF THE MOISSANITE JEWELRY.
          -----------------------------------------------

          (a) JN shall not make any representations or warranties with respect to moissanite jewels orally or in advertising or promotional materials, documents or otherwise, except as specifically approved and authorized by C&C in writing.

          (b) JN shall sell moissanite jewelry only as lab-created moissanite jewelry or Charles & Colvard created moissanite jewelry and shall comply with all applicable laws and regulations during the course of its performance of this Agreement.

          (c) JN shall not sell moissanite jewelry to any customer whom it knows or has reason to know intends to misrepresent the nature of the moissanite jewels in such jewelry.

          (d) JN shall not sell loose or un-mounted moissanite jewels to any party who is not a JN mounted or finished moissanite jewelry customer.

          (e) JN shall restrict mountings or settings of moissanite jewels to gold qualities of 14K or better or platinum. JN may request mountings be made of other materials and C&C will not unreasonably withhold approval.

     4.   MARKETING AND PROMOTION OF MOISSANITE JEWELRY.
          ---------------------------------------------

          C&C shall contribute to JN's marketing and promotion of moissanite, including advertising and Public Relations activities. That contribution shall be in the form of: 1) Point-of-Sale and promotional materials in reasonable quantities to JN and the moissanite jewelry customers of JN during the Term of this Agreement, and 2) a credit toward future purchases of moissanite by JN from C&C, which shall be issued quarterly, after the receipt and approval of the quarterly marketing report, Schedule 4, submitted by JN. Each line item that exceeds $25,000.00, included in the marketing report, (Schedule 4) must have the prior approval of the C&C Director of Marketing, or the credit will be denied, and the credit due JN under this provision reduced by the denied amount. The amount of the total contribution by C&C shall be limited to ten percent (l0%) of the net receipts of JN's purchase of moissanite from C&C, provided that JN shall continue to expend 100% of its sales and marketing efforts promoting the sale of moissanite jewelry. All marketing and promotional materials, as well as any electronic or print media bearing a C&C trademark, must receive prior approval from C&C before use. C&C will allow JN to reproduce unedited C&C materials at JN's expense without prior written approval from the C&C Marketing Department. The contribution by C&C mentioned in this section will be limited to support only those advertising and promotional materials that are approved pursuant to Paragraph 13, sub-paragraphs a, b, c, & d of this agreement.

     JN specifically warrants that it will not make any oral or written statement to any person, or in any marketing and/or promotional materials of any kind, that disparages or brings into ill repute moissanite jewels whether sold by JN, C&C or any other company or individual. In addition JN will not make any oral or written statement that moissanite sold by JN is better in quality, in any form, than moissanite sold by any other company or individual.

     5.   TERMS OF SALE AND PAYMENT.
          -------------------------

          (a) C&C agrees to supply to JN as many carats of moissanite jewels as JN may require, using the pricing set forth in Schedule 5(a), or, according to the general pricing policy of C&C's price level in effect for customers of like volume. This pricing is subject to change at the sole discretion of C&C upon 90 days written notice. C&C shall not be obligated to supply more carats of moissanite jewels than is commercially practical to C&C, however, C&C will use its best efforts to supply the quantity of carats JN requests. The moissanite jewels will be cut in available shapes per C&C's standard production practices. The grade of the moissanite jewels will be "Very Good" which includes possible slight color saturations. There will be no inclusions that are visible to the naked eye sold in this grade.

          (b) JN agrees to purchase from C&C as many carats of moissanite jewels as JN requires for manufacturing moissanite jewelry using the pricing according to the lowest tier pricing policy of C&C in effect for customers of like circumstance and volume. This pricing is subject to change at the sole discretion of C&C upon 90 days written notice. During the Term of the Agreement, JN will receive the opportunity of any general price reductions. At the effective date of a price reduction, JN will receive a credit against future orders for the price difference between the price in effect immediately preceding the price reduction, and the reduced price on all product shipped by C&C to JN during the 30 day period immediately preceding the price reduction.

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

          (c) Upon receipt of the purchase order placed by JN, C&C shall confirm, in the form of a proforma invoice, the availability of the moissanite jewels and jewelry to JN, confirming the estimated delivery date. XXXXXXXXXXXXXXXXXXXXX. In the event of late payment then JN shall be charged a late interest payment of 1% per month beginning in the month an invoice becomes 30 days past due.

     6.   ORDERS AND DELIVERY.
          -------------------

     Except as otherwise provided herein, the terms of the delivery hereunder shall be a maximum of one time per week to F.O.B. Boca Raton, Florida, via airfreight. For all other deliveries, the shipments will be F.O.B. from C&C's warehouse. JN shall be solely responsible for collecting, reporting and/or paying all income (other than United States and North Carolina income taxes imposed on C&C), sales, excise, property, value-added tax, duty or tariff imposed by any governmental authority arising from the performance of either party under this Agreement.

     7.   DISCLAIMER OF WARRANTY.
          ----------------------

     Other than as set out herein, C&C makes no warranty or other representation concerning the moissanite jewels; and, other than as specifically provided in this Agreement, C&C's liability is limited to replacement of any moissanite jewels not conforming to the specifications set out in Section 5(a) of this Agreement upon their return to C&C. JN reserves the right to return any product not conforming to the specifications set out herein to C&C. C&C will pay return shipping, handling and insurance on the replacements for moissanite jewels that do not meet the specifications in
     Section 5(a), including any stones that may have latent defects or XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX. All returned moissanite jewels must be accompanied by a Return Authorization (RA) number that should be displayed prominently on the outside of the package. All other shipping, handling and insurance for returns shall be paid by JN. The warranty set forth in this Section 7 is intended solely for the benefit of JN. All claims hereunder shall be made by JN and may not be made by JN's customers. The warranty set forth above is in lieu of all other warranties, express or implied, which are hereby disclaimed and excluded by C&C, including, without limitation, any warranty of merchantability or fitness for a particular purpose or use.

     8.   MANUFACTURING PRACTICES.
          -----------------------

     When engaged in the design, production or distribution of any products containing moissanite jewels, JN and its agents, sub-manufacturers, or contractors involved in the design, production, or distribution of products containing moissanite jewels shall not engage in the use of child labor, prison or any type of forced labor, or any other labor practices that may violate the sensibilities of the American public. Within 90 days of the execution of this agreement and upon annual renewal, JN shall certify to C&C that it, as well as its agents, sub-manufacturers, or contractors involved in the design, production, or distribution of products containing moissanite jewels does not engage in such labor practices. JN will certify that all rules and regulations, as well as all measures of safety, health, and labor practices, recommended or requested by the relevant authorities of JN's governing municipalities, as well as the governing municipalities of JN's agents, sub-manufacturers, or contractors involved in the design, production, or distribution of products containing moissanite jewels have been complied with, and warrant to C&C that under any circumstance, or for any reason, C&C will not be held responsible for any liability subsequent to any action or omission occurring on JN's, its agents, sub-manufacturer's, or contractor's premises. Furthermore, C&C guarantees that no radioactive process has been utilized by C&C in the manufacturing process of moissanite jewels.

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

     9.   INDEMNIFICATION.
          ---------------

     JN shall defend, indemnify and hold harmless C&C and its officers, directors, agents and employees from and against any and all claims, causes of action, damages, losses, costs and expenses (including reasonable attorneys' fees), judgments and liabilities made against or incurred by C&C arising out of (i) the acts or omissions of JN , its employees and agents in the performance of this Agreement; or (ii) the moissanite jewelry designed, manufactured, or sold by JN.

     10.  INSURANCE.
          ---------

     Throughout the term of this Agreement and any other agreement between the parties, JN shall maintain general liability, automobile liability, product liability and property damage liability insurance coverage in an amount no less than $1 million, underwritten by a Best-A rated insurance carrier. Such policy shall name C&C as an additional insured and loss payee, and shall include a provision requiring the carrier to notify C&C in writing at least thirty (30) days prior to any cancellation, termination or amendment of such insurance coverage. In addition, JN shall maintain workers' compensation insurance in amounts required by law. Within ten (10) days of the Agreement date and upon any subsequent request by C&C, JN will deliver to C&C a certificate of insurance verifying the foregoing insurance coverage, and showing C&C as an additional insured party.

     11.  CONFIDENTIALITY.
          ---------------

     JN and C&C shall treat the terms of this Agreement as confidential and shall not disclose such terms to any third party for any purpose without the prior written consent of the other party or as required by applicable law.

     12.  PROPRIETARY RIGHTS OF C&C.
          -------------------------

          (a) JN acknowledges C&C's sole ownership of any and all proprietary rights in and to moissanite jewels and the process for producing moissanite jewels, including, without limitation, any patent rights, applicable copyrights, trademark rights, trade secret rights and other rights of ownership therein (collectively, the "Proprietary Rights") and shall not do anything, during or after the Term of this Agreement, that may adversely affect such Proprietary Rights. JN further agrees that, in the event it acquires any rights in any of the Proprietary Rights, at C&C's request, JN shall assign, at no cost to C&C, all such rights to C&C, together with all goodwill associated with such rights. With the exception of any jewelry designs or jewelry trade names that JN creates and has rights to.

          (b) JN will not use, authorize, or permit the use of the Proprietary Rights, including trademarks and trade names, as part of the firm, corporate or business name of JN, or in any other manner, except for the use of trademarks and trade names in advertising and on promotional material supplied by C&C.

          (c) JN shall promptly notify C&C of (i) any third party acts of infringement or unfair competition involving the Proprietary Rights, and
     (ii) any third party claim against JN alleging that the Proprietary Rights infringe the rights of such third party or otherwise constitute an act of unfair competition against such third party. In response to such notice, C&C shall take whatever action it deems appropriate, including no action, and JN shall assist and cooperate with C&C in the prosecution or defense of action taken by C&C.

     13.  TRADEMARKS.
          ----------

          (a) During the term of this Agreement, C&C grants JN the non-exclusive, royalty-free right and license to use the trademarks set forth in Schedule 13(a), as such schedule may be modified by C&C from time-to-time in C&C's sole discretion, (the "Trademarks"), solely for the purpose of

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

     marketing, advertising, and selling moissanite jewelry. JN shall provide C&C reasonable opportunities during the term hereof to inspect and monitor the advertising activities of JN in order to ensure that JN's use of the Trademarks is in accordance with C&C's standards, specifications and instructions. This opportunity to monitor will be limited to the inspection and review of all advertising and Public Relations activities of JN as provided in the quarterly marketing report (Schedule 4). JN shall acquire no right, title or interest in the Trademarks other than the limited license stated herein.

          (b) JN will not use, authorize or permit the use of the Trademarks or the C&C trade name as part of its firm, corporate or business name or in any way, except as to designate products purchased from C&C under the terms of this Agreement.

          (c) JN acknowledges and shall, at all times, recognize, respect and protect C&C's sole ownership of any and all rights in and to the Trademarks, and shall not do anything, during or after the term of this Agreement, that could adversely affect such proprietary rights.

          (d) All references to any of the Trademarks on packing, in marketing or advertising material or otherwise, shall be accompanied by a properly configured notice, consisting of the symbol "TM" or the symbol "(C)", in each case as appropriate (the "Trademark Notice"). Each Trademark Notice shall appear in close proximity to the trademark to which it relates and shall be conspicuous and clear.

          (e) JN shall promptly notify C&C of any use by any third party of the Trademarks or any use by such third parties of similar marks or trade dress, which may constitute an infringement or passing off of C&C's intellectual property rights. C&C reserves the right, in its sole discretion, to institute any proceedings against such third party infringers, and JN shall refrain from doing so. JN agrees to cooperate fully with C&C in any action taken by C&C against such third parties, provided that all expenses of such action shall be borne by C&C and all damages which may be awarded or agreed upon in settlement of such action shall accrue to C&C.

     Unless prior registration of any trademark is required by law for approval, importation and sale of moissanite jewels, C&C reserves the right to decide, at its sole discretion, whether and when to apply for any registration of the Trademarks. All registrations of the Trademarks are to be applied for, and shall be issued in the name, and as the sole property right of C&C.

          (g) In the event any laws or regulations invest JN with any property rights in or to any trademarks or patents relating to moissanite jewels, JN shall assign and hereby assigns to C&C, in consideration of this Agreement and without further compensation, all such rights and shall take any reasonable actions C&C may require in order to confirm C&C's ownership thereof. Jewelry designs by JN are excluded.

          (h) C&C reserves the right to withdraw from this Agreement any product that it believes may infringe on any United States or foreign patent or trademark. In such event, C&C shall immediately notify JN of the withdrawal decision, and such withdrawal shall immediately terminate JN `s right to sell or distribute the withdrawn product under this Agreement.

          (i) C&C reserves the right and option, but shall not be obligated, to defend at its own expense any suit or proceeding against JN by third parties for trademark infringement arising out of JN's use of the Trademarks in connection with the use or sale of moissanite jewels. C&C shall pay all sums which, by final judgment or decree in any such suit or proceeding, may be assessed against JN on account of such infringement on the condition that C&C shall: (i) be given reasonable, prompt written notice of such infringement claims; (ii) exercise its right and option to undertake the defense of such claims, and (iii) be given authority to assume the sole defense through its own counsel and to compromise or settle any suits so far as this may be done without prejudice to the rights of JN.

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          (j) JN acknowledges that protection of C&C's intellectual property rights is a primary part of the consideration for C&C to enter into this Agreement. Accordingly, JN shall be responsible for ensuring that its directors, officers, employees and agents acknowledge, are bound by and comply with the obligations stated in this paragraph 13. JN will indemnify C&C, pursuant to the provisions of paragraph 9, in the event of any violation of such obligations.

          (k) C&C agrees that any jewelry JN designs featuring moissanite jewels, whether patented, copyrighted, trademarked, or otherwise registered by JN, is the sole property of JN without any compensation or claim of ownership by C&C.

     14.  TERMINATION.
          -----------

          (a) Upon the failure of a party to fulfill a material term of this Agreement, the non-defaulting party may give notice to the defaulting party of its intention to terminate this Agreement. The defaulting party will have thirty (30) calendar days from the date of notice to cure any breach of this Agreement (Cure Period). If after this Cure Period, the breach has not been cured, the non-defaulting party may immediately terminate this Agreement by notice to the defaulting party. Shipment of an order by C&C within 15 days after the applicable date specified in any order shall not constitute a failure to fulfill a material term of this Agreement.

     XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
     XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
     XXXXXXXXXXXXXXXXXXXX

     Either party may terminate this Agreement immediately by notice to the non-terminating party in the event the non-terminating party enters or is placed in bankruptcy, receivership or liquidation, is nationalized, becomes insolvent or makes an assignment for the benefit of its creditors.

     15.  EFFECT OF TERMINATION.
          ---------------------

          (a) Upon expiration or termination of this Agreement for any reason, JN's rights under this Agreement shall immediately terminate and JN shall immediately cease: (i) using the Proprietary Rights relating to moissanite jewels; (ii) promoting or distributing moissanite jewelry, and (iii) otherwise representing in any manner that JN is authorized to distribute moissanite jewels.

          (b) Upon the expiration or termination of this Agreement for any reason, C&C shall re-purchase JN's inventory of undamaged moissanite jewels, as defined at the discretion of C&C, at the price paid to C&C by JN after the return of the moissanite jewels to C&C. In the event that C&C re-purchases JN's inventory of moissanite jewels, there will be no re-stocking fee applied to product returned.

          (c) Neither expiration nor termination shall relieve either party from the duty to discharge in full all obligations accrued or due prior to the effective date of termination. Furthermore, the provisions of Sections 7, 9, 11, 12, 13(c), 17, 19, 24 and 25 shall survive any termination of this Agreement.

          (d) Neither party to this Agreement shall be liable to the other party by reason of the expiration or termination of this Agreement, for compensation, reimbursement or damages on account of any loss of goodwill, anticipated sales or prospective profits, or on account of expenditures, investments or other commitments relating to the performance of this Agreement or the business of either party. The foregoing provision shall not be construed to limit the liability of either party for a default in the performance of any provision or obligation under this Agreement, which results in the non-defaulting party's election to terminate this Agreement in accordance with Section 14 above.

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     16.  EVENTS BEYOND PARTY'S CONTROL.
          -----------------------------

     Neither party shall be liable to the other party for delay or failure of performance of this Agreement if the delay or failure is caused by acts of God, war, fire, embargo, strikes or other labor trouble, governmental regulations or actions, shortage of or inability to obtain material, equipment or transport, or any cause beyond the control of the parties. If a delay or failure of performance caused by force majeure shall continue for a period of more than six (6) months, either party shall have the right to terminate this Agreement immediately upon written notice to the other party.

     17.  LIMITATION OF LIABILITY.
          -----------------------

             (a) C&C, its contractors and suppliers of any tier, shall not be liable in contract, in tort (including negligence or strict liability) or otherwise for damage or loss of property, loss of profits or revenue, loss of use of property, cost of capital, claims of customers of JN or for any special, indirect, incidental or consequential damages whatsoever.

             (b) The remedies of JN set forth herein are exclusive and the total cumulative liability of C&C with respect to this Agreement, or action taken or inaction in connection herewith such as the performance or breach thereof, or from the manufacture, sale, delivery, resale, or use of any product covered by or furnished under this agreement, whether in contract, in tort (including negligence or strict liability) or otherwise, shall not exceed the total value of the invoice of the product on which such liability is based. No action, regardless of form, arising out of the transactions under this agreement may be brought by JN more than one (1) year after the cause of action has accrued.

     18.  RELATIONSHIP OF PARTIES.
          -----------------------

     JN is and shall be an independent contractor and shall not, under any circumstances, be deemed to be an agent, employee or legal representative of C&C. JN, its agents, employees and customers shall not have or represent themselves as having any authority to enter into contracts or make any commitments on behalf of C&C. This Agreement does not establish a joint venture or legal partnership between the parties nor does it create a principal/agent or employer/employee relationship.

     19.  ENTIRE AGREEMENT; VALIDITY.
          --------------------------

     This Agreement constitutes the entire agreement between the parties and supersedes all previous agreements, negotiations and commitments between the parties, and shall not be changed or modified in any manner, except by mutual written consent signed by duly authorized representatives of each of the parties. Should any provisions of this Agreement be invalid or unenforceable under any applicable laws or regulations, all other provisions of the Agreement shall remain in effect. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

     20.  ASSIGNABILITY.
          -------------

     Neither party shall have the right to assign, delegate, sub-license or otherwise transfer its rights and obligations under this Agreement except with the prior written consent of the other party. Any attempted assignment or sub-license by JN without C&C's prior written consent shall be void and of no force and effect, and shall constitute a material breach of this Agreement. However, JN may at its sole discretion elect to use sub-contractors, designers, etc. This in no way reduces or negates JN's rights or responsibilities to C&C.

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     21.  BINDING EFFECT.
          --------------

     This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     22.  WAIVER.
          ------

     The terms and conditions of this Agreement may be waived only by a written instrument executed by the party waiving compliance. The failure of either party to require performance of any provision of this Agreement or to exercise any right hereunder shall not constitute a waiver or prejudice that party's right to enforce the same at any later date.

     23.  NOTICE.
          ------

     Any notice required or permitted in this Agreement shall be in writing and be given by facsimile or express mail delivery service, which is able to track and confirm delivery, properly addressed to the party to be notified at its address as stated in this Agreement or its last known address, and shall be deemed delivered when so transmitted, if sent by facsimile and receipt is acknowledged in writing or otherwise when actually received, or on the second day after mailing, if sent via an express mail delivery service.

     24.  GOVERNING LANGUAGE.
          ------------------

     This Agreement is entered into in the English language. Should a translation of this Agreement into any other language be required or desired for any reason, it is understood that in all matters involving the interpretation of this Agreement the English text shall govern. At the request of the parties, this Agreement has been drawn up in the English language.

     25.  GOVERNING LAW.
          -------------

     This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina, without regard to its conflicts-of-law rules, and the laws of the United States of America. JN consents to the jurisdiction of the courts of the State of North Carolina in connection with all disputes or controversies arising under this Agreement.

     IN WITNESS WHEREOF, the parties hereto, through their duly authorized officers, have executed this Agreement as of the date first written above.

Charles & Colvard, Ltd.                      JEWELNET CORP., dba K & G CREATIONS


By: /s/ Robert S. Thomas                     By: /s/ David Gendal
    --------------------                         ----------------
    Robert S. Thomas, Chairman & CEO             David Gendal, President

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                                    Exhibit A

                        MANUFACTURING LICENSING AGREEMENT

This Agreement is by and between Charles & Colvard, Ltd., having its principal office at 3800 Gateway Boulevard, Suite 310, Morrisville, North Carolina ("Licensor") and Jewelnet Corporation dba K&G Creations having its principal office at 301 Yamato Road, Suite 2150, Boca Raton, FL 33431 ("Licensee"):

A. Licensor desires to license certain of its trademarks, which are set forth on the attached Exhibit 1 ("Trademarks") and certain copyrights in works, which are set forth in the attached Exhibit 2 ("Copyright Works").

B. The Trademarks and Copyright Works are valuable rights of the Licensor. Licensor desires to and Licensee agrees to protect the integrity of the Trademarks and Copyright Works so as to avoid consumer confusion and to distinguish Licensor's products from those of its competitors. Licensee shall exercise this protection by conforming to certain guidelines concerning the use of the Trademarks and Copyright Works, as described on the attached Exhibit 3 ("Brand Identity Manual").

C. Licensee wishes to use the Trademarks and Copyright Works in connection with the advertising, promotion and sale of Licensee's products which incorporate Charles & Colvard created moissanite jewels.

Now, therefore, in consideration of the mutual promises of the Agreement, the parties agree as follows:

1.    GRANT OF LICENSE

Licensor grants to Licensee, subject to the terms and conditions of this Agreement, the non-exclusive right to use the Trademarks and Copyright Works listed in Exhibits 1 & 2, in connection with Licensee's advertisement, promotion and sale of Licensee's products which incorporate Charles & Colvard created moissanite jewels. Licensee may use the Trademarks and Copyright Works: (i) only in the United States of America without reasonable prior written notice to Licensor; (ii) only in connection with Licensee's advertisements, promotional and sales materials (including but not limited to online advertising and promotion) (collectively "Advertisements"); and (iii) only as permitted by this Agreement. Licensee may make no other use of the Trademarks and Copyright Works and Licensor reserves any rights, benefits and opportunities not expressly granted to Licensee under this Agreement.

2.    TERM AND TERMINATION

The term of this Agreement shall begin on the date of this Agreement and end simultaneously with the termination of the Manufacturing Agreement of even date hereof between Licensor and Licensee concerning manufacture of jewelry incorporating Charles & Colvard created Moissanite Jewels, unless sooner terminated.

3.    ROYALTIES

Licensee is not obligated to pay Licensor any royalties for the use of the Trademarks or Copyright Works under the terms of this agreement.

4.    QUALITY AND APPROVAL

     (a) Purpose of Quality Control. In order to maintain the quality and
         ---------------------------
reputation of the Trademarks and the rights in the Copyright Works, all Advertisements must have Licensor's prior approval.

     (b) Pre-approved Materials. All advertising, promotional and sales material
         -----------------------
bearing or incorporating the Trademarks and/or Copyright Works which are supplied to Licensee directly by Licensor, without change or alteration of any kind, shall be considered approved.

     (c) Materials Requiring Prior Approval. Licensor and Licensee shall
         -----------------------------------
cooperate in the development by Licensee of Advertisements containing the Trademarks and/or Copyright Works which are not pre-approved to facilitate the timely approval of such materials. Licensee shall submit to Licensor for prior approval any and all

Advertisements containing or bearing the Trademarks and/or Copyright Works which are not pre-approved. Licensee shall not use the Trademarks and/or Copyright Works in connection with Advertisements before obtaining Licensor's approval. Licensor may withhold its approval for any reason. If Licensor fails to approve a submittal within twenty (20) days after receipt of Licensee's submission, such failure shall constitute a disapproval of the submittal.

     (d) Changes. If during the term of this Agreement there is to be any change
         --------
to Advertisements bearing or incorporating the Trademarks and/or Copyright Works (even if such changes do not relate to a change in the display of Trademarks and Copyright Works) after the initial approval, the changed Advertisements shall be considered new proposed Advertisements and Licensee must comply with the provisions of Section 4(b) prior to using the changed Advertisements.

5.    TRADEMARK AND COPYRIGHT OWNERSHIP AND NOTICES

     (a) Licensee's use of the Trademarks shall, depending upon the directions provided by Licensor, in every instance be combined with one of the following notices: (i) Reg. U.S. Pat. & TM. Off.; (ii)(R); (iii) Trademark of Charles & Colvard; (iv) TM; or (v) such other similar language as shall have Licensor's prior approval.

     (b) Licensor and Licensee agree and intend that all material, including without limitation all artwork and designs, created by Licensee or any other person or entity retained or employed by Licensee bearing, displaying or containing the Trademarks or Copyright Works ("Copyright Materials") are works made for hire within the meaning of the United States Copyright Act and shall be the property of Licensor, unencumbered by moral rights. As owner, Licensor shall be entitled to use and license others to use the Copyright Materials. To the extent the Copyright Materials are not works made for hire, Licensee hereby irrevocably assigns to Licensor, its successors and assigns, the entire right, title and interest in perpetuity throughout the world in and to any and all rights, including all copyrights and related rights in such Copyright Materials. Licensee warrants and represents that: (i) the Copyright Materials are completely original and are not based on or derived from the work or works of any third party; (ii) only Licensee created or contributed to the Copyright Materials; (iii) the Copyright Materials are an original work of authorship, and no royalties, honorariums or fees were, are or will be payable to other persons by reason of Licensor's use of the Copyright Materials; and (iv) the Copyright Materials do not infringe the rights of others. If Licensee wishes to retain a third party to assist Licensee in the creation of the Copyright Materials, Licensee shall obtain Licensor's prior approval and shall obtain and provide to Licensor an original assignment from the third party to Licensor of the third party's rights in the Copyright Materials.

     (c) The following notice (or such other notice as shall have Licensor's prior approval) shall appear in connection with the Copyright Works and/or Copyright Materials at least once on Advertisements using Copyright Works and/or Copyright Materials: (C) (year of first publication) Charles & Colvard(TM) All Rights Reserved.

     (d) Licensee shall not use any language or display the Trademarks, Copyright Works and Copyright Materials in such a way as to create the impression that the Trademarks, Copyright Works and Copyright Materials belong to Licensee. Licensee shall not use any Trademark, any trademark incorporating all or any part of the Trademarks, the Copyright Works or the Copyright Materials on any business sign, business cards, stationery or forms (except as licensed herein), or as the name of Licensee's corporation or business or any division thereof, unless otherwise agreed by Licensor in writing. Licensee waives all claims to any rights in materials bearing the Trademarks, Copyright Works and Copyright Materials beyond the limited permission to use the Trademarks granted in this Agreement.

     (e) Upon Licensor's request and without further consideration, Licensee agrees to execute any additional documents proposed by Licensor, or do or have done all things as may be requested by Licensor to vest and/or confirm the sole and exclusive ownership of all right, title and interest, including copyrights and related rights in and to the Copyright Materials in favor of Licensor, its successors and assigns.

     (f) Licensee hereby irrevocably assigns and transfers to Licensor, or if applicable, Licensee agrees to obtain an appropriate assignment by an author to the Licensor, to the extent permissible in any jurisdiction, any and all moral rights in and to the Copyright Materials and, where non-assignable, Licensee hereby irrevocably waives, or if applicable, Licensee agrees to obtain an appropriate waiver by any authors of, in favor of the Licensor, its successors, assigns, employees, agents, representatives and/or any persons acting under Licensor's authority, any and all moral rights in such Copyright Materials.

     (g) The use of any word, name, symbol or device by Licensee to identify or distinguish any of Licensor's products shall inure to the benefit of Licensor. The use of any such word, name, symbol or device in connection with Advertisements shall be made only with Licensor's prior approval. All trademark rights in any such word, name, symbol or device shall belong to Licensor and shall be exercised by Licensee only pursuant to Licensor's prior, written approval. At its sole discretion, Licensor may amend Exhibit 1 to include any such word, name, symbol or device.

6.    RIGHTS IN THE TRADEMARKS AND COPYRIGHT WORKS

     (a) Licensee shall not make any unlicensed use, file any application for registration or claim any other proprietary right to any of the Trademarks, Copyright Works, Copyright Materials or derivations or adaptations thereof, or any marks or works similar thereto.

     (b) Licensee acknowledges the validity of and Licensor's title to the Trademarks, Copyright Works and Copyright Materials and shall not do or suffer to be done any act or thing, which will impair the rights of Licensor in and to the Trademarks, Copyright Works or Copyright Materials. Licensee shall not acquire and shall not claim any title or any other proprietary right to the Trademarks, Copyright Works, Copyright Materials or in any derivation, adaptation, variation or name thereof by virtue of this license or Licensee's creation or usage.

7.    COOPERATION WITH LICENSOR

If Licensee learns of any infringement of the Trademarks, Copyright Works or Copyright Materials or of the existence, use or promotion of any mark or design similar to the Trademarks, Copyright Works or Copyright Materials, Licensee shall promptly notify Licensor. Licensor will, in its discretion, decide whether to object to such existence, use or promotion. Licensee agrees to cooperate fully with Licensor in the prosecution of any trademark or copyright application that Licensor may desire to file or in the conduct of any litigation relating to the Trademarks, Copyright Works or Copyright Materials, as may reasonably be required by Licensor.

8.    EXTENT AND AMENDMENT OF THE LICENSE

From time to time, Licensor may add other articles, trademarks, or copyright works to Exhibits 1, 2 or 3, and the parties agree that by such action this Agreement shall be amended to include such additions. Furthermore, upon notice from Licensor that it has changed the appearance of any of the Trademarks or Copyright Works, Licensee shall incorporate the new version of the changed Trademark or Copyright Work into all Advertisements bearing the changed Trademark or Copyright Work within four (4) weeks following Licensor's initial notice.

9.    COMPLIANCE WITH GOVERNMENT STANDARDS

Licensee represents and warrants that the Advertisements shall comply with, meet and/or exceed all Federal, State or Provincial, and local laws, ordinances, standards, regulations and guidelines, including, but not limited to, those pertaining to product, quality, labeling and propriety. Licensee agrees that it will not publish material in its Advertisements or cause or permit any material to be published, in violation of any such Federal, State or Provincial, or local law, ordinance, standard, regulation or guideline.

10.   POST-TERMINATION AND-EXPIRATION RIGHTS AND OBLIGATIONS

     (a) At the expiration or termination of this Agreement, all rights granted to Licensee under this Agreement shall forthwith revert to Licensor, and Licensee shall refrain from further use of the Copyright Works, Copyright Materials and/or the Trademarks, either directly or indirectly, or from use of any marks or designs similar to the Copyright Works, Copyright Materials or the Trademarks. Licensee will immediately cease all use of Advertisements bearing or including the Trademarks, Copyright Works and/or Copyright Materials. Licensee also shall turn over to Licensor all photographs, codes and other materials, which reproduce the Copyright Works, Copyright Materials or the Trademarks or shall provide evidence satisfactory to Licensor of their destruction.

Licensee shall be responsible to Licensor for any damages caused by the unauthorized use by Licensee or by others of such photographs, codes and other materials, which are not turned over to Licensor.

   (b) Licensee acknowledges that any breach or threatened breach of any of Licensee's covenants in this Agreement relating to the Trademarks, Copyright Works and/or Copyright Materials, including without limitation, Licensee's failure to remove such materials from its Advertisements at the termination or expiration of this Agreement will result in immediate and irreparable damage to Licensor and to the rights of any subsequent license of Licensor. Licensee acknowledges and admits that there is no adequate remedy at law for any such breach or threatened breach, and Licensee agrees that in the event of any such breach or threatened breach, Licensor shall be entitled to injunctive relief and such other relief as any court with jurisdiction may deem just and proper, without the necessity of Licensor posting any bond.

11.    ASSIGNMENT AND SUBLICENSE

Licensee shall not assign or transfer any of its rights under this Agreement or delegate any of its obligations under this Agreement (whether voluntarily, by operation of law, change in control or otherwise) without Licensor's prior approval. Any attempted assignment, transfer, or delegation by Licensee without such approval shall be void and a material breach of this Agreement. A change in the majority ownership or a material change in the management of Licensee shall constitute an assignment of rights under this Section requiring Licensor's prior approval.

12.    INDEPENDENT CONTRACTOR

Licensee is an independent contractor and not an agent, partner, joint venture, affiliate or employee of Licensor. No fiduciary relationship exists between the parties. Neither party shall be liable for any debts, accounts, obligations or other liabilities of the other party, its agents or employees, Licensee shall have no authority to obligate or bind Licensor in any manner. Licensor has no proprietary interest in Licensee and has no interest in the business of Licensee, except to the extent expressly set forth in this Agreement.

13.    SEVERABILITY

If any provision of this Agreement shall be determined to be illegal and unenforceable by any court of law or any competent government or other authority, the remaining provisions shall be severable and enforceable in accordance with their terms so long as this Agreement without such terms or provisions does not fail of its essential purpose or purposes. The parties will negotiate in good faith to replace any such illegal or unenforceable provision or provisions with suitable substitute provisions which will maintain the economic purposes and intentions of this Agreement.

14.    SURVIVAL

Licensee's obligations and agreements under Sections 5, 6, 9 and 10 shall survive the termination or expiration of this Agreement.

15.    MISCELLANEOUS

       (a)  Captions. The captions for each Section have been inserted for the
            --------
sake of convenience and shall not be deemed to be binding upon the parties for the purpose of interpretation of this Agreement.

       (b)  Scope and Amendment of Agreement. This Agreement constitutes the
            --------------------------------
entire agreement between the parties with respect to the use of Licensor's Trademarks, Copyright Works and Copyright Materials and supersedes any and all prior and contemporaneous negotiations, understandings or agreements in regard to such subject matter and is intended as a final expression of their Agreement. With the exception of the addition of new Trademarks, Copyright Works, and Copyright Materials as provided for in Section 7, this Agreement may be amended only by written instrument expressly referring to this Agreement, setting forth such amendment and signed by Licensor and Licensee.

     (c)  Governing Law and Interpretation. This Agreement will be deemed to
          --------------------------------
have been executed in the State of North Carolina, United States of America and will be construed and interpreted according to the laws of that State without regard to its conflicts of law principles or rules. The parties agree that each party and its counsel has reviewed this Agreement and the normal rule of construction that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

     (d)  Attorneys' Fees. If Licensor brings any legal action or other
          ---------------
preceding to interpret or enforce the terms of this Agreement, or if Licensor retains a collection agent to collect any amounts due under this Agreement, then Licensor shall be entitled to recover reasonable attorneys' fees and any other costs incurred, in addition to any other relief to which it is entitled.

     (e)  Waiver. The failure of Licensor to insist in any one or more instances
          ------
upon the performance of any term, obligation or condition of this Agreement by Licensee or to exercise any right or privilege herein conferred upon Licensor shall not be construed as thereafter waiving such term, obligation, or condition or relinquishing such right or privilege, and the acknowledged waiver or relinquishment by Licensor of any default or right shall not constitute waiver of any other default or right. No waiver shall be deemed to have been made unless expressed in writing and signed by the Chief Executive Officer.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their authorized representatives on the dates indicated below.

CHARLES & COLVARD, LTD.                                    LICENSEE:  Jewelnet dba K&G Creations



By: /s/Robert S. Thomas          Date: April 2, 2002        By: /s/ David Gendal           Date: April 16, 2002
    ------------------------           -------------           ------------------------         ---------------

                                 Schedule 13 (a)

Exhibit 1 - Trademarks

(Current version to be used)
Moissanite Created by Charles & Colvard

M  O  I  S  S  A  N  I  T  E
--------Created By----------
CHARLES & COLVARD(TM)




(Old version DO NOT USE)
Charles & Colvard Created Moissanite

CHARLES & COLVARD(TM)
-----------Created----------
M  O  I  S  S  A  N  I  T  E






Gioielli Moiss

                              [GIOIELLI MOISS LOGO]

Exhibit 2 - Copyright Works



     The following advertising materials:

  .  "Born from a Star" brochure

  .  Counter card

  .  VHS tape of 30 second television commercial

  .  Beta version of 30 second television commercial

  .  1/2" tape of 30 second television commercial

  .  3/4" tape of 30 second television commercial

  .  Cassette tape of 30 second radio commercial

  .  Cassette tape of 60 second radio commercial

  .  DAT tape of 30 second radio commercial

  .  DAT tape of 60 second radio commercial

  .  CD's of 30 second television commercial and educational video

  .  Compact disc of advertising specifications

  .  Black & white advertising slick

  .  Pocket folder

  .  "Authorized Moissanite Retailer" window sticker

  .  "We Test for Moissanite" window sticker

  .  Educational Video

  .  Fire & Brilliance/J-Fire Unit Photography

     All documents received from Charles & Colvard bearing the Copyright (C) symbol.





     Updated as of April 2, 2002